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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 17, 2002 (September 10, 2002)
Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP
(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 759-8300
(Registrant's Telephone Number, including Area Code)

Item 2.    Acquisition or Disposition of Assets.

        On September 10, 2002, First Community Bancorp completed its acquisition of First National Bank, a $650 million-asset bank with seven branches located in San Diego County. With the completion of this acquisition, First National Bank merged into Rancho Santa Fe National Bank, a wholly-owned subsidiary of First Community. The surviving bank, which will operate under the name First National Bank, now has 14 branches in the San Diego region, combined assets of over $1.1 billion and total deposits of over $875 million. First Community is also the parent of Pacific Western National Bank, which has 19 branches in Los Angeles, Orange, Riverside and San Bernardino Counties.

        First Community issued approximately 2,762,662 shares of its common stock, representing approximately 18% of the then outstanding shares of First Community common stock, and $74.21 million in cash in exchange for all of the outstanding preferred shares, common shares, warrants and options of First National. The aggregate purchase price of First National amounts to approximately $155.32 million based on the closing price of First Community's stock on September 10, 2002 of $29.36. First National shareholders elected to receive stock consideration in excess of the maximum number of shares of First Community common stock allowed to be issued in the transaction. Accordingly, shareholders of First National electing stock consideration in the merger will receive approximately 46% of their stock election in cash based on the terms of the definitive agreement and the number of shares of First National stock for which stock elections were made.

        First Community financed the acquisition of First National in part with the proceeds from its recent registered public offering. On July 17, 2002, First Community raised $83.3 million, before expenses and underwriting discounts, through the sale of its common stock in the public offering. On July 24, 2002, First Community raised an additional $12.5 million, before expenses and underwriting discounts, in connection with the exercise in full of the over-allotment option by the underwriters of the offering.

*          *          *

This information includes forward-looking statements that involve inherent risks and uncertainties. First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions generally, including those resulting from the terrorist attacks of September 11, 2001 and their aftermath, and competition in the geographic and business areas in which First Community Bancorp operates, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating the operations of the banks we have acquired in the third quarter of 2002.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits

          The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 25, 2002, by and among Community Bancorp, Rancho Santa Fe National Bank and First National Bank, incorporated by reference to Exhibit 2.3 of First Community Bancorp's registration statement on Form S-3 (registration No. 333-90198).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: September 17, 2002

FIRST COMMUNITY BANCORP
By:	/s/ LYNN M. HOPKINS
	Name:	Lynn M. Hopkins
	Title:	Chief Financial Officer

        The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 25, 2002, by and among Community Bancorp, Rancho Santa Fe National Bank and First National Bank, incorporated by reference to Exhibit 2.3 of First Community Bancorp's registration statement on Form S-3 (registration No. 333-90198).

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FORM 8-K
SIGNATURE
Exhibit Index